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                                                                   EXHIBIT 10(h)

Case Corporation
Outside Directors' Equity Compensation Plan

(As Amended and Restated Effective as of January 1, 1999)


     This Outside Directors' Equity Compensation Plan (the "Plan") was established by action of the Case Corporation (the "Corporation") Board of Directors (the "Board") effective as of January 1, 1995. This amendment and restatement of the Plan shall be effective as of January 1, 1999.

          1. Introduction. The Plan is established to provide non-employee directors of the Corporation with (i) grants of Corporation common stock representing directors' retainer fees and board committee chair fees (collectively, the "Fees"); (ii) an annual grant of options to purchase shares ("Shares") of common stock of the Corporation ("Common Stock"); (iii) an opportunity to defer all or a portion of their Fees otherwise payable in Common Stock; and (iv) an opportunity to convert all or a portion of their Fees into stock options.

          2. Eligibility. Each individual who is a member of the Board and is not a salaried officer of the Corporation or of any of its subsidiaries (an "Outside Director" or a "Participant") shall be eligible to receive grants of awards under the Plan and to defer all or a portion of his or her Fees, all as described below.

          3. Stock Grants. Subject to the terms and conditions of the Plan, as of the last day of each Plan Year Quarter (as described below), each Outside Director shall be granted automatically a number of Shares of Common Stock equal in value to 25% of the annual retainer fee, and if he or she is a committee chair 25% of the annual committee chair fee, each as listed in Appendix A, attached hereto, as amended from time to time in accordance with the amendment procedures of the Plan. The value of each Share (the "Fair Market Value") shall be determined as of the last business day of the Plan Year Quarter for which it is granted and shall be equal to the average of the highest and lowest sales price of one Share of Common Stock as reported on the New York Stock Exchange Composite Transactions tape for such date. If the Outside Director is not a member of the Board or a committee chair during an entire Plan Year Quarter, the retainer and committee chair fees to which he or she is entitled as well as his or her award of Shares for that Quarter shall be reduced, pro rata, to reflect the portion of the Quarter in which he or she was not an Outside Director or committee chair, as the case may be. An Outside Director shall be entitled to a whole Share for any fractional Share to which he or she would otherwise be entitled for any Plan Year Quarter under the foregoing provisions of this
Section 3. For purposes of the Plan, the term "Plan Year" means the period beginning on the date of the Corporation's annual meeting of stockholders and ending on the day immediately prior to the first day of the following
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Plan Year. For any Plan Year, the first Plan Year Quarter shall begin on the first day of the Plan Year, and shall end on the 90th day of the Plan Year; the second Plan Year Quarter shall begin on the 91st day of the Plan year, and shall end on the 180th day of the Plan Year; the third Plan Year Quarter shall begin on the 181st day of the Plan Year, and shall end on the 270th day of the Plan Year; and the fourth Plan Year Quarter shall begin on the 271st day of the Plan Year, and shall end on the last day of the Plan Year.

     4. Cash Election. Subject to the terms and conditions of the Plan, at any time prior to the first day of a Plan Year, an Outside Director may irrevocably elect, by filing a form with the Secretary of the Corporation (the "Secretary"), to receive a portion of the Fees for such Plan Year in cash, provided that an Outside Director may not elect to receive more than 50% of the Fees for such Plan Year in cash. Notwithstanding the foregoing provisions of this Section 4, an individual who becomes an Outside Director after the first day of a Plan Year may irrevocably elect, by filing a form with the Secretary prior to the date on which he or she first becomes an Outside Director, to receive a portion of the Fees for the remainder of the Plan Year in which he first becomes an Outside Director in cash, up to a maximum of 50% of such Fees for the remainder of the Plan Year.

     5. Options. Subject to the terms and conditions of the Plan, each Outside Director will be awarded stock options under the Plan in accordance with the following:

     (a) Automatic Option Grants. Each individual who is an Outside Director on the date of the annual meeting of the Corporation's stockholders shall be granted automatically as of that date an option to purchase that number of Shares of Common Stock listed in Appendix A (the "Automatic Option Grant"), attached hereto as amended from time to time in accordance with the amendment procedures of the Plan. Each individual who becomes an Outside Director other than on the date of an annual meeting of Corporation's stockholders shall receive an Automatic Option Grant reduced pro rata to reflect the portion of the Plan Year elapsed prior to the date on which the individual first became an Outside Director, provided that any fractional Share resulting from such reduction shall be rounded up to a whole Share.

     (b) Elective Option Grants. For the period beginning on January 1, 1999 and ending on the last day of the 1998 Plan Year and for any Plan Year beginning thereafter, each Outside Director, by filing a written "Option Election" with the Secretary in such form as the Secretary may from time to time require, may elect to forego payment of all or any portion of the Fees otherwise payable to him or her during such period or for any such Plan Year, as applicable, and to instead receive, as of each date on which such Fees would otherwise have been paid to him or her (each an "Elective Grant Date"), an option to purchase that number of

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          Shares of Common Stock equal to the quotient (rounded to the nearest whole number of Shares) of (1) divided by (2) where:

          (1) is the product of the amount of the Fees that would otherwise have been paid to the Outside Director on the applicable Elective Grant Date which are subject to his or her Option Election, multiplied by four; and

          (2) is the Fair Market Value of a Share of Common Stock on the applicable Elective Grant Date.

     Each option granted pursuant to this paragraph (b) shall be referred to herein as an "Elective Option Grant" and, where appropriate, will be referred to collectively with an Automatic Option Grant as an "Option Grant". An Outside Director's Option Election shall be effective with respect to Fees otherwise payable to him or her for services rendered after the last day of the Plan Year in which such election is filed with the Secretary; provided, however, that:

          (A) each Outside Director may make an Option Election with respect to Fees payable during the period beginning on January 1, 1999 and ending on the last day of the 1998 Plan Year in accordance with such uniform and nondiscriminatory rules established by the Committee;

          (B) if an individual becomes an Outside Director on or after the first day of a Plan Year and files an Option Election with the Secretary prior to the date on which he or she first becomes an Outside Director, his or her Option Election shall be effective with respect to Fees otherwise payable to him or her for services rendered on and after the day on which he or she first becomes an Outside Director; and

          (C) by notice filed with the Secretary, an Outside Director may terminate or modify any Option Election as to Fees payable for services rendered after the last day of the Plan Year in which such notice is filed with the Secretary.

     (c) Reload Stock Options. "Reload Stock Options" shall be awarded to an Outside Director when and if he or she pays the Option Price under an Option Grant, described above, by delivery of Shares of Common Stock on the Settlement date for such exercise. A Reload Stock Option entitles its holder to purchase the number of Shares so delivered for an Option Price equal to the Fair Market Value of a Share of Common Stock on such settlement date. No more than one Reload Stock Option shall be granted to an Outside Director in any twelve-month period, the maximum number of Reload Stock Options that may be granted to an Outside

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          Director with respect to any Option Grant is five, and no Reload Stock
          Options will be issued within six months prior to the scheduled expiration date of the Option Grant to which it relates. Notwithstanding the above, no Reload Stock Option shall be granted unless the recipient is an Outside Director of the Corporation at the time of delivery of Shares. Notwithstanding any other provision hereof, a Reload Stock Option shall not become exercisable until six months after its award date and its maximum term will terminate at the time specified hereunder for the Option Grant to which it relates.

For purposes of the Plan, Automatic Option Grants, Elective Option Grants and Reload Stock Options are sometimes referred to herein collectively as "Stock Options".

     6.   Terms of Option Grants.

     (a) Option Agreement. Each Stock Option shall be evidenced by a written stock option agreement which shall be executed by the Outside Director and the Corporation and which shall contain such terms and conditions as are consistent with this Plan.

     (b) Exercise price. The exercise price of the Shares under an Option Grant shall be 100% of the Fair Market Value of such Shares on the date the Option Grant is made.

     (c) Commencement of Exercisability. Each Automatic Option Grant made under the Plan shall become exercisable on the third anniversary of the grant date or, if earlier, with respect to Automatic Option Grants that have been outstanding at least six months, the date the individual ceases to be an Outside Director for any reason other than removal for cause by the Corporation's stockholders pursuant to
          Section 141(k) of the Delaware General Corporation Law. Each Elective Option Grant shall be immediately exercisable upon grant but Shares purchased upon an Elective Option Grant may not be sold until the date which is at least six months after the date such Elective Option Grant is made.

     (d) Term. Each Option Grant shall terminate upon the earlier of (i) ten years after the date of grant or (ii) six months after the date an individual ceases to be an Outside Director.

     (e) Death of Outside Director. Notwithstanding paragraph 6(c) above, the Automatic Option Grants and Reload Stock Options that have been awarded to an Outside Director whose Board membership is terminated due to death shall be immediately exercisable. Notwithstanding paragraph (d) above, the Outside Director's designated beneficiary or estate if no beneficiary has been designated

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          may exercise any Stock Options within the six-month period following the death of the Outside Director.

     (f) Total Disability of Outside Director. Notwithstanding paragraphs 6(c) or 6(d) above, the Automatic Option Grants and Reload Stock Options that have been awarded to an Outside Director whose Board membership is terminated due to Total Disability shall be immediately exercisable and all Stock Options shall remain exercisable within the six-month period following the Outside Director's termination for Total Disability. For purposes of this provision, "Total Disability" means the permanent inability (as determined by the Outside Director's medical doctor) of the Outside Director which is a result of accident or sickness, to perform the duties of a director of the Corporation.

     (g) Change of Control. Notwithstanding paragraphs 6(c) or 6(d) above, the Automatic Option Grants and Reload Stock Options that have been awarded to an Outside Director shall be immediately exercisable and all Stock Options shall remain exercisable for a six-month period if a Change of Control occurs. Notwithstanding the above, Stock Options that are awarded within six months of the date the Change of Control occurs shall not be subject to this provision. For purposes of this provision, "Change of Control" means a change in the beneficial ownership of the Corporation's voting stock or a change in the composition of the Board which occurs as follows:

          (1) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than:

               (i) a trustee or other fiduciary of securities held under an employee benefit plan of the Corporation;

               (ii) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation; or

               (iii) with respect to any Participant, any person in which such
                     Participant has a substantial equity interest;

               is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of stock of the Corporation representing 25% or more of the total voting power of the Corporation's then outstanding stock;

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          (2)  a tender offer is made for the stock of the Corporation by a person other than a person described in subparagraph 6(g)(1), and one of the following occurs:

               (i) the person making the offer owns or has accepted for payment stock of the Corporation representing 25% or more of the total voting power of the Corporation's stock; or

               (ii) three business days before the offer is to terminate (unless the offer is withdrawn first) such person could own, by the terms of the offer plus any Shares owned by such person, stock representing 50% or more of the total voting power of the Corporation's outstanding stock when the offer terminates;

          (3) during any period of two consecutive years there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

          (4) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other company other than:

               (i) such a merger or consolidation which would result in the Corporation's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 70% of the combined voting power of the Corporation's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

               (ii) such a merger or consolidation which would result in the directors of the Corporation who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

               For purposes of this subparagraph 6(g)(4), "surviving entity" shall mean only an entity in which all of the Corporation's stockholders become stockholders by the terms of such merger or consolidation, and the phrase

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               "directors of the Corporation who were directors immediately prior thereto" shall not include:

               (A) any director of the Corporation who was designated by a person who has entered into an agreement with the Corporation to effect a transaction described in this subparagraph 6(g)(4) or in subparagraph 6(g)(1) next above; or

               (B) any director who was not a director at the beginning of the 24-consecutive-month period preceding the date of such merger or consolidation;

                    unless his or her election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors before the beginning of such period;

          provided, however, that in the event an Outside Director arranges or solicits any of the transactions listed in subparagraphs 6(g)(1), (2),
          (3), (4) or (5), any such transaction shall not, for purposes of this Plan, constitute a Change in Control as to such Outside Director.

     7. Manner of Payment of Option Price. The Option Price shall be paid in full at the time of the exercise of any Stock Option and may be paid in any of the following methods or combinations thereof:

     (a) in United States dollars, in cash, check, bank draft or money order payable to the order of the Corporation;

     (b) by the delivery of Shares of Common Stock having an aggregate Fair Market Value on the date of such exercise equal to the Option Price; or

     (c) in any other manner that the Board shall approve, including without limitation any arrangement that the Board may establish to enable Participants to simultaneously exercise Stock Options and sell the Shares of Common Stock acquired thereby and apply the proceeds to the payment of the Option Price therefor.

     8.   Deferred Compensation.

     (a) Deferral of Compensation. Subject to the terms and conditions of the Plan, each Outside Director, by filing a written "Deferral Election" with the Secretary in such form as the Secretary may from time to time require, may elect to defer until

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          the Distribution Date (as defined below) the receipt of all or any portion of the Fees that are otherwise payable to him or her in the form of Common Stock ("Eligible Deferral Amounts"). For purposes of the Plan, an Outside Director's "Distribution Date" shall be the date on which the Outside Director ceases to be a director of the Corporation for any reason. An Outside Director's Deferral Election shall be effective with respect to Eligible Deferral Amounts otherwise payable to him or her for services rendered after the last day of the Plan Year in which such election is filed with the Secretary; provided, however, that:

          (1) if an individual becomes an Outside Director on or after the first day of a Plan Year and files a Deferral Election with the Secretary prior to the date on which he or she first becomes an Outside Director, his or her Deferral Election shall be effective with respect to Eligible Deferral Amounts otherwise payable to him or her for services rendered on and after the day on which he or she first becomes an Outside Director; and

          (2) by notice filed with the Secretary and subject to the provisions of paragraph 5(b)(A), an Outside Director may terminate or modify any Deferral Election as to Eligible Deferral Amounts payable for services rendered after the last day of the Plan Year in which such notice is filed with the Secretary.

     (b) Crediting and Adjustment of Deferred Amounts. The amount of any Eligible Deferral Amounts deferred pursuant to an Outside Director's Deferral Election in accordance with paragraph 8(a) ("Deferred Compensation") shall be credited to a bookkeeping account maintained by the Corporation in the name of the Outside Director (the "Deferred Compensation Account"). An Outside Director's Deferred Compensation Account shall be adjusted as follows:

          (1) as of any date on which Eligible Deferral Amounts would have been payable to the Outside Director in Common Stock but for his or her Deferral Election, the Outside Director's Deferred Compensation Account shall be credited with that number of stock units ("Stock Units") equal to the number of Shares of Common Stock to which he or she would have been entitled as of the applicable date;

          (2) as of the date on which Shares of Common Stock are distributed in accordance with paragraph 8(c) or 8(d) below, the Outside Director's Deferred Compensation Account shall be charged with an equal number of Stock Units;

          (3) as of January 1, 1999, the Outside Director's Deferred Compensation Account shall be credited with that number of additional Stock Units which is equal to the sum of the numbers obtained by (i) multiplying the

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               number of Stock Units credited to the Outside Director's Deferred
               Compensation Account as of each record date for any dividend paid on Common Stock during the period commencing on the first day of the Plan Year beginning in 1998 and ending on December 31, 1998, by (ii) the amount of the cash dividend or the fair market value (as determined by the Committee) of any dividend in kind payable on a share of Common Stock as of the applicable record date, and
               (iii) dividing that product by the Fair Market Value of a share of Common Stock on the applicable record date; and

          (3) as of the record date for any dividend paid on Common Stock on or after January 1, 1999, the Outside Director's Deferred Compensation Account shall be credited with that number of additional Stock Units which is equal to the number obtained by
               (i) multiplying the number of Stock Units then credited to the Outside Director's Deferred Compensation Account by (ii) the amount of the cash dividend or the fair market value (as determined by the Committee) of any dividend in kind payable on a share of Common Stock, and (iii) dividing that product by the then Fair Market Value of a share of Common Stock.

     (c) Payment of Deferred Compensation Account. Except as otherwise provided in paragraph 8(d), as soon as practicable after an Outside Director's Distribution Date, the balance then credited to his or her Deferred Compensation Account shall be distributed to the Outside Director in a single sum in whole Shares of Common Stock, with the number of Shares of Common Stock to be distributed equal to the number of Stock Units credited to the Outside Director's Deferred Compensation Account as of the Distribution Date.

     (d) Payments in the Event of Death. If an Outside Director's Distribution Date occurs on account of his or her death, the balance then credited to his or her Deferred Compensation Account shall be distributed to the Outside Director's Beneficiary (as described below), as soon as practicable after his or her death, in a single sum in whole Shares of Common Stock, with the number of Shares of Common Stock to be distributed equal to the number of Stock Units credited to the Outside Director's Deferred Compensation Account as of the date of his or her death. For purposes of this Section 8, an Outside Director's "Beneficiary" is the person or persons the Outside Director designates, which designation shall be in writing, signed by the Outside Director and filed with the Secretary prior to the Outside Director's death. A Beneficiary designation shall be effective when filed with the Secretary in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance in the Outside Director's Deferred Compensation Account shall be distributed to each such Beneficiary per capita

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          unless the Outside Director specifies otherwise. In the absence of a
          Beneficiary designation or if no Beneficiary survives the Outside Director, the Beneficiary shall be the Outside Director's estate.

     9. Plan Administration. The Plan shall be administered by the Compensation Committee of the Board (the "Committee").

     10. Shares Subject to Plan. Subject to the provisions of Section 11, the number of Shares of Common Stock for which Shares and Options may be awarded under the Plan shall not exceed 100,000 Shares. Shares issued under the Plan may be authorized but unissued Shares or treasury Shares. If any Shares are subject to an award under the Plan that expires, is cancelled or is forfeited, such Shares shall again become available for issuance under the Plan.

     11. Adjustments and Reorganizations. In the event of any merger, reorganization, consolidation, recapitalization, separation. liquidation, stock dividend, extraordinary dividend, spin-off, split-up, Share combination, or other change in the corporate structure of the Corporation affecting the Common Stock, the number and kind of Shares that may be delivered under the Plan shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to preserve the benefits or potential benefits to be made available under the Plan, and the number and kind and price of Shares subject to outstanding Stock Options, the option price and any other terms of outstanding Stock Options or Stock Grants and the number of Stock Units held under any Deferred Compensation Account shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to prevent dilution or enlargement of outstanding Stock Options or Stock Grants or the balance of any Deferred Compensation Account.

     12. Transferability of Awards. No awards under the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code) or Title 1 of ERISA or the rules thereunder.

     13. No Right of Continued Service. Participation in the Plan does not give any Participant the right to be retained as a director of the Corporation or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

     14. Governing Law. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

     15. Successors and Assigns. The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor,

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administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

     16. Rights as a Shareholder. Except as otherwise provided in any Award Agreement, a Participant shall have no rights as a stockholder of the Corporation until he or she becomes the holder of record of Common Stock.

     17. Amendment. The Plan and any attachments thereto may be amended by action of the Board.

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Appendix A

(Effective for Plan Years commencing after January 1, 1999)


Annual Retainer fee                                                 $28,000
Annual Committee chair fee (except for Public Issues Committee):    $ 4,000
Automatic Option Grant:                                             3,000 Shares